PRESS RELEASE

Maiden Holdings Announces Quarterly Dividend

HAMILTON, Bermuda, February 22, 2012 -- Maiden Holdings, Ltd. (Nasdaq: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.08 per share of common stock. The dividend will be payable on April 16, 2012 to shareholders of record as of April 2, 2012.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2011, Maiden had $3.4 billion in assets and shareholders' equity of $766.4 million.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:

Noah Fields, Vice President, Investor Relations

Maiden Holdings, Ltd.

Phone: 441.298.4927

E-mail: nfields@maiden.bm